As filed with the Securities and Exchange Commission on July 1, 2025

Registration No. 333-271055

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERI HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0723270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7250 S. Tenaya Way

Suite 100

Las Vegas, Nevada 89113

(800) 833-7110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark F. Labay

Executive Vice President, Chief Financial Officer and Treasurer

Everi Holdings Inc.

7250 S. Tenaya Way, Suite 100

Las Vegas, Nevada 89113

(800) 833-7110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Davina K. Kaile

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304-1115

Telephone: (650) 233-4500

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister the unsold securities previously registered under this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (No. 333-271055) of Everi Holdings Inc. (the “Registrant”), which was originally filed with the Securities and Exchange Commission and became automatically effective upon such filing on March 31, 2023, registering an indeterminate amount of (i) common stock, $0.001 par value per share (“Common Stock”); (ii) preferred stock, $0.001 par value per share; (iii) debt securities; (iv) warrants; and (v) units (collectively, the “Securities”) (the “Registration Statement”).

On July 1, 2025, pursuant to the terms and conditions of the previously disclosed definitive agreements executed on July 26, 2024 by and among the Registrant, International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“IGT”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned subsidiary of IGT (“Spinco”), Voyager Parent, LLC, a Delaware limited liability company owned by funds managed by affiliates of Apollo Global Management, Inc (“Buyer”), and Voyager Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Buyer (“Buyer Sub,” and together with the Registrant, IGT, Spinco, and Buyer, the “Parties”), the Parties completed certain transactions, as a result of which, among other matters, Everi and IGT’s Gaming & Digital business were simultaneously acquired by Buyer.

Pursuant to the terms and subject to the conditions of the definitive agreements:

•

IGT transferred, or caused to be transferred, to Spinco substantially all of the assets, and Spinco assumed substantially all of the liabilities of IGT’s Gaming and Digital business (the “Separation”);

•

Immediately following the Separation and immediately prior to the consummation of the Merger (as defined below), (i) Buyer purchased from IGT, and IGT sold to Buyer, all of the outstanding units of Spinco (the “Equity Sale”); and (ii) Voyager Canada BidCo Limited, an affiliate of Buyer, purchased from IGT, and IGT sold to Voyager Canada BidCo Limited, all of the outstanding shares in the capital stock of IGT Canada Solutions ULC (the “Canada Sub Equity Interests Sale”); and

•	Immediately following the consummation of the Equity Sale and the Canada Sub Equity Interests Sale and at the effective time of the Merger (the “Merger Effective Time”):

•	Buyer Sub was merged with and into the Registrant, with the Registrant surviving the Merger as a direct wholly owned subsidiary of Buyer (the “Merger”).

As a result of the Merger and in connection with the delisting and the deregistration of the Registrant’s securities under Section 12(b) of the Securities Exchange Act of 1934, as amended, the Registrant is terminating all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment to terminate the effectiveness of such Registration Statement and to deregister, as of the effectiveness of this Post-Effective Amendment, any and all Securities registered thereunder that remain unsold as of the effectiveness date. Upon the effectiveness of this Post-Effective Amendment, no Securities will remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 1, 2025.

EVERI HOLDINGS INC.

By:	/s/ Mark F. Labay
Mark F. Labay
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randy L. Taylor, Mark F. Labay, and Todd A. Valli and each of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Post-Effective Amendment No. 1 to the Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ RANDY L. TAYLOR Randy L. Taylor	President and Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2025

/s/ MARK F. LABAY Mark F. Labay	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Treasurer	July 1, 2025

/s/ TODD A. VALLI Todd A. Valli	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 1, 2025

/s/ MICHAEL D. RUMBOLZ Michael D. Rumbolz	Executive Chair of the Board Director	July 1, 2025

/s/ ATUL BALI Atul Bali	Lead Independent Director	July 1, 2025

/s/ GEOFFREY P. JUDGE Geoffrey P. Judge	Director	July 1, 2025

/s/ LINSTER W. FOX Linster W. Fox	Director	July 1, 2025

/s/ MAUREEN T. MULLARKEY Maureen T. Mullarkey	Director	July 1, 2025

/s/ SECIL TABLI WATSON Secil Tabli Watson	Director	July 1, 2025

/s/ PAUL FINCH Paul Finch	Director	July 1, 2025

/s/ DEBRA L. NUTTON Debra L. Nutton	Director	July 1, 2025